Exhibit 33.1

            MANAGEMENT'S REPORT ON ASSESSMENT OF COMPLIANCE
                    WITH SEC REGULATION AB SERVICING CRITERIA

Management of NovaStar Mortgage, Inc., a Virginia corporation, (Servicer) provides this platform-level assessment of compliance with the servicing criteria specified in Item 1122(d) of Regulation AB promulgated by the Securities and Exchange Commission.

Management has determined that the following servicing criteria are applicable in regards to the following servicing platform for the following period as follows.

Platform: All publicly-issued (i.e. transaction-level reporting initially required under the Securities Exchange Act of 1934, as amended) residential mortgage-backed securities and other mortgage-related asset-backed securities which the company acted as the servicer for the ten month period ended October 31, 2007. The platform includes the following transactions:

                                                               Date of PSA
                                                               -----------------
NovaStar Mortgage Funding Trust, Series 2002 - 3               September 1, 2002
NovaStar Mortgage Funding Trust, Series 2003 - 1               February 1, 2003
NovaStar Mortgage Funding Trust, Series 2003 - 2               June 1, 2003
NovaStar Mortgage Funding Trust, Series 2003 - 3               September 1, 2003
NovaStar Mortgage Funding Trust, Series 2003 - 4               November 1, 2003
NovaStar Mortgage Funding Trust, Series 2004 - 1               March 1, 2004
NovaStar Mortgage Funding Trust, Series 2004 - 2               June 1, 2004
NovaStar Mortgage Funding Trust, Series 2004 - 3               September 1, 2004
NovaStar Mortgage Funding Trust, Series 2004 - 4               November 1, 2004
NovaStar Mortgage Funding Trust, Series 2005 - 1               February 1, 2005
NovaStar Mortgage Funding Trust, Series 2005 - 2               May 1, 2005
NovaStar Mortgage Funding Trust, Series 2005 - 3               September 1, 2005
NovaStar Mortgage Funding Trust, Series 2005 - 4               December 1, 2005
NovaStar Mortgage Funding Trust, Series 2006 - 1               April 1, 2006
NovaStar Mortgage Funding Trust, Series 2006 - 1MTA            May 1, 2006
NovaStar Mortgage Funding Trust, Series 2006 - 2               June 1, 2006
NovaStar Mortgage Funding Trust, Series 2006 - 3               June 1, 2006
NovaStar Mortgage Funding Trust, Series 2006 - 4               August 1, 2006
NovaStar Mortgage Funding Trust, Series 2006 - 5               September 1, 2006
NovaStar Mortgage Funding Trust, Series 2006 - 6               December 1, 2006
NovaStar Mortgage Funding Trust, Series 2007 - 1               February 1, 2007
NovaStar Mortgage Funding Trust, Series 2007 - 2               May 1, 2007

Applicable Servicing Criteria: All servicing criteria set forth in Item 1122(d), to the extent required by the related transaction agreements as to any transaction, except for the following criteria: 1122 (d)(3)(ii), (3)(iii),
(3)(iv), (4)(ii) and the portion of (4)(xii) which relates to the monitoring of late payment penalties.


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

Period: January 1, 2007 to October 31, 2007. Effective November 1, 2007, the Company sold its mortgage servicing rights to a third party and no longer services mortgage loans.

With respect to the Platform and the Period, the Company provides the following assessment of compliance in respect of the Applicable Servicing Criteria:

      o The Company is responsible for assessing its compliance with the Applicable Servicing Criteria.

      o The Company has assessed compliance with the Applicable Servicing Criteria.

      o As of October 31, 2007 and for the Period, the Company was in material compliance with all Applicable Servicing Criteria with respect to the Platform taken as a whole, except as follows:

            1. Certain advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances were not made as specified in the transaction agreements. Specifically, a process for prepayment penalty collection guarantees, for loans which had twenty percent or more of the principal balance paid off in a twelve month period, was not developed.

            2. Of 45 reconciliations tested, four reconciliations for asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts, did not appropriately contain explanations for reconciling items and one reconciliation contained a reconciling item that was not resolved within 90 calendar days of its original identification.

Deloitte & Touche LLP, an independent registered public accounting firm, has issued an attestation report with respect to the Company's assertion of compliance with the Applicable Servicing Criteria as of October 31, 2007 and for the Period.


BY: /s/ W. Lance Anderson
    ------------------------------------
    W. Lance Anderson
    President and Chief Executive Officer


BY: /s/ Rodney E. Schwatken
    ------------------------------------
    Rodney E. Schwatken
    Executive Vice President, Chief Financial Officer and Secretary

Date: March 11, 2008

                     REPORT ON ASSESSMENT OF COMPLIANCE WITH
           ss.1122(d)(2)(vi), ss.1122(d)(4)(xi) and ss.1122(d)(4)(xii)
                       of REGULATION AB SERVICING CRITERIA
                            FOR THE REPORTING PERIOD
                      JANUARY 1, 2007 TO DECEMBER 31, 2007


American Security Insurance Company, Standard Guaranty Insurance Company and TrackSure Insurance Agency, Inc, (formerly, "Safeco Financial Institution Solutions, Inc.") (collectively, the "Asserting Party") is responsible for assessing compliance for the period of January 1, 2007 through December 31, 2007 (the "Reporting Period") with the servicing criteria set forth in ss.1122(d)(2)(vi), ss.1122(d)(4)(xi) and ss.1122(d)(4)(xii) of Title 17,
ss.229.1122(d) of the Code of Federal Regulations, (the "Applicable Servicing Criteria") which the Asserting Party has concluded are applicable to the insurance escrow servicing activities it performs with respect to all mortgage backed securities transactions that were registered after January 1, 2006 with the Securities and Exchange Commission pursuant to the Securities Act of 1933 (the "Platform Transactions"). The Asserting Party used the criteria set forth in paragraph (d) of Item 1122 of Regulation AB to assess the compliance with the Applicable Servicing Criteria.

The Asserting Party has assessed its compliance with the Applicable Servicing Criteria for the Reporting Period and has identified a material instance of noncompliance with the Applicable Servicing Criteria. Specifically, the Asserting Party did not have, during the Reporting Period, sufficient policies and procedures to capture the information with respect to the Platform Transactions necessary to determine compliance with ss.1122(d)(4)(xii).

The Asserting Party has concluded that, with the exception of the aforementioned material instance of noncompliance, the Asserting Party has complied, in all material respects, with the Applicable Servicing Criteria for the Reporting Period with respect to the Platform Transactions.

PricewaterhouseCoopers LLP, an independent registered public accounting firm, has issued an attestation report on the assessment of compliance with the Applicable Servicing Criteria as of and for the Reporting Period.

American Security Insurance Company
Standard Guaranty Insurance Company
TrackSure Insurance Agency, Inc.
    (formerly, "Safeco Financial Institution Solutions, Inc.")


    /s/ John Frobose

    By: John Frobose
    Senior Vice President

Date: February 19, 2008

REPORT ON ASSESSMENT OF COMPLIANCE

First American Real Estate Solutions of Texas, L.P. (an indirect subsidiary of The First American Corporation and "the Asserting Party") is responsible for assessing compliance as of December 31, 2007, and for the period from January 1, 2007 through December 31, 2007 ("the Reporting Period") with the servicing criteria set forth in Title 17, Sections 229.1122(d)(1)(iv), (d)(2)(v),
(d)(2)(vi), (d)(2)(vii), (d)(4)(xi), (d)(4)(xii) and (d)(4)(xiii) of the Code of
Federal Regulations applicable to the Asserting Party ("the Applicable Servicing Criteria"). The transactions covered by this report include all loans for residential and commercial mortgage loan outsourcing customers for which the Asserting Party served as the residential and commercial tax service provider ("the Platform").

The Asserting Party has assessed its compliance with the Applicable Servicing Criteria for the Reporting Period and has concluded that the Asserting Party has complied, in all material respects, with the Applicable Servicing Criteria as of December 31, 2007, and for the Reporting Period with respect to the Platform taken as a whole.

PricewaterhouseCoopers LLP, an independent registered public accounting firm, has issued an attestation report on the assessment of compliance with the Applicable Servicing Criteria as of December 31, 2007, and for the Reporting Period as set forth in this assertion.

FIRST AMERICAN REAL ESTATE SOLUTIONS OF TEXAS, L.P.
By: First American Real Estate Solutions LLC
    General Partner

/s/ Lucy A. Przybyla
----------------------------------
Lucy A. Przybyla
Senior Vice President
February 12, 2008